UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2018 (June 21, 2018)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On June 21, 2018, WillScot Corporation, a Delaware corporation (the “Company”) and its newly-formed acquisition subsidiary, Mason Merger Sub, Inc., a Delaware corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Modular Space Holdings, Inc., a Delaware corporation (“ModSpace”) and NANOMA LLC, solely in its capacity as the representative of the Holders (as defined therein), pursuant to which Merger Sub will merge with and into ModSpace (the “Merger”) with ModSpace as the surviving entity in the Merger and continuing as an indirect subsidiary of the Company (the “ModSpace Acquisition”). Subject to potential adjustment under the Merger Agreement, the aggregate consideration payable to the sellers under the Merger Agreement consists of (i) $1,063,750,000 in cash, (ii) 6,458,500 shares of the Company’s class A common stock, par value $0.0001 (the “Common Stock”) and (iii) warrants to purchase an aggregate of 10 million shares of Common Stock.

The Merger Agreement contains customary representations, warranties and covenants by the parties. The sellers will have no obligation to indemnify the Company under the Merger Agreement for breaches of ModSpace’s representations, warranties or covenants, and the Company’s recourse for any such breaches will be limited to a representations and warranties insurance policy to be purchased by the Company prior to the closing.

The closing of the transaction is subject to certain closing conditions, including (i) a Canadian regulatory approval, (ii) the continuing accuracy of each party’s representations and warranties, (iii) the performance of certain obligations and (iv) the satisfaction of other customary conditions. The Merger Agreement may be terminated by the Company or ModSpace under certain circumstances. If the Merger Agreement is validly terminated due to the occurrence of certain regulatory events, the Company must pay to ModSpace a $35 million termination fee.

The sellers who receive Common Stock and warrants pursuant to the Merger Agreement will receive customary registration rights, and will be subject to a six-month lock-up arrangement, under a registration rights agreement to be entered into on the closing date. The warrants issuable to the sellers will have an exercise price of $15.50 per share, will not be redeemable, and will expire on November 29, 2022.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

Item 7.01              Regulation FD Disclosure

On June 22, 2018, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, (i) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description
2.1*

Agreement and Plan of Merger, dated as of June 21, 2018, by and among WillScot Corporation, Mason Merger Sub, Inc., Modular Space Holdings, Inc. and NANOMA LLC, solely in its capacity as the Holder Representative.

99.1	Press release, dated June 22, 2018

*Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley Bacon
Dated: June 22, 2018		Name: Bradley Bacon
Title: Vice President, General Counsel
& Corporate Secretary